UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2019

JRSIS HEALTH CARE CORPORATION

(Exact name of registrant as specified in its charter)

Florida	1-36758	46-4562047
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1st - 7th Floor, Industrial and Commercial Bank Building

Xingfu Street, Hulan Town, Hulan District, Harbin City

Heilongjiang Province, P.R. China 150025

(Address of Principal Executive Office) (Zip Code)

86-451-56888933

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 3.02	Unregistered Sale of Equity Securities

On June 12, 2019 the Registrant and Labrys Fund, LP entered into a Securities Purchase Agreement dated May 30, 2019. The Securities Purchase Agreement provided that, for a purchase price of $253,800, the Registrant issued to Labrys Fund, LP:

●	a Convertible Promissory Note in the principal amount of $282,000;

●	a Common Stock Purchase Warrant (the “Warrant”) to purchase 28,200 shares of the Registrant’s common stock; and

●	40,000 shares of common stock (the “Returnable Shares”).

The sale of the securities was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as not involving a public offering. There was no underwriter involved in the transaction.

The Securities Purchase Agreement provided for the issuance of the Returnable Shares as a commitment fee. The Convertible Promissory Note provides that the Returnable Shares will be returned to the Registrant’s treasury if the Registrant satisfies the Convertible Promissory Note in full on or prior to November 30, 2019. The Securities Purchase Agreement also provides that the Registrant will reimburse Labrys Fund, LP for its expenses incurred in connection with the negotiation and performance of the agreement, and for any legal fees incurred in securing legal opinions in connection with conversions of the Note.

The Convertible Promissory Note bears interest at 10% per annum from May 30, 2019 until the Maturity Date; in the event of a default by the Registrant, the interest rate will increase to 24% per annum. The Maturity Date for payment of the principal amount of $282,000 plus accrued interest will be November 30, 2019. The principal amount of the Note and, at the holder’s option, accrued interest will be convertible by the holder into common stock at a conversion price per share equal to the lesser of 60% multiplied by the lowest trading price during the twenty trading days preceding conversion. The note-holder will be entitled to deduct $850 from each conversion amount to reimburse its expenses in connection with the conversion.

The Warrant may be exercised at any time or times prior to May 30, 2024. The initial exercise price is $10 per share. In the event that the Registrant issues any securities with an effective price per common share equivalent of less than the Warrant exercise price, the Warrant exercise price will be reduced to that effective price, and the number of common shares issuable upon exercise of the Warrant will be increased so as to maintain the aggregate exercise price.

Item 9.01	Financial Statements and Exhibits

Exhibits

10-a	Securities Purchase Agreement dated May 30, 2019 between JRSIS Health Care Corporation and Labrys Fund, LP

10-b	Convertible Promissory Note issued to Labrys Fund, LP; Issue Date: May 30, 2019

99	Press Release dated June 14, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

JRSIS Health Care Corporation

Date: June 14, 2019	By:	/s/ Lihua Sun
Lihua Sun, Chief Executive Officer

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